Exhibit 10.8
FOURTH AMENDMENT TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
     This Fourth Amendment to Amended and Restated Employment Agreement (this “Amendment”), dated as of the 10th day of March, 2006, is entered into by and among Nabors Industries, Inc. (“Nabors Delaware”), Nabors Industries Ltd. (“Nabors Bermuda” and together with Nabors Delaware, “Nabors”), and Eugene M. Isenberg (“Executive”). Nabors Delaware, Nabors Bermuda and Executive are referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Employment Agreement (as defined below).
     WHEREAS, Executive and Nabors Delaware entered into that certain Employment Agreement effective as of October 1, 1996 (as amended on June 24, 2002, July 17, 2002 and December 29, 2005, collectively, the “Employment Agreement”); and
     WHEREAS, Executive and Nabors desire to further amend the Employment Agreement.
     NOW, THEREFORE, in consideration of the premises and mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
     Section 1. Amendment to Section 5(a) of the Employment Agreement. Section 5(a) of the Employment Agreement is hereby amended in its entirety to read as follows:
“(a) Annual Cash Bonus. The Company shall pay to Executive an Annual Cash Bonus each fiscal year equal to the following: six (6) percent of the quantity which is the excess of the Cash Flow of the Company and its Affiliates in that fiscal year above fifteen (15) percent of the Average Stockholder’s Equity in that fiscal year. However, for purposes only of determining the cash bonus payable under the preceding sentence for the fiscal year 2006, the term “six (6) percent” in the preceding sentence shall be replaced with “three (3) percent”, and for all other purposes of this Agreement—including but not limited to calculating any amounts payable under Section 12 below—this Agreement shall be applied as if the replacement of “three (3) percent” for “six (6) percent” for fiscal year 2006 had not occurred. The Annual Cash Bonus shall be paid no later than 135 calendar days following the end of the respective fiscal year. “
     Section 2. Miscellaneous.
                (a) This Amendment may be amended or modified only by a written instrument executed by the Parties hereto.
                (b) Except as expressly stated in this Amendment, the Parties acknowledge and agree that the Employment Agreement shall remain in full force and effect in accordance with its terms without any amendment, modification or waiver thereto.
                (c) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (d) This Amendment and the Employment Agreement embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter hereof.
     IN WITNESS WHEREOF, the undersigned has executed this Agreement effective as of the date first above written.

NABORS INDUSTRIES, INC.
	By:	/s/ Christopher Papouras
		Name:	Christopher Papouras
Date: March 14, 2006		Title:	Secretary

NABORS INDUSTRIES LTD.
	By:	/s/ Martin J. Whitman
		Name:	Martin J. Whitman
Date: March 14, 2006		Title:	Director

EUGENE M. ISENBERG
/s/ Eugene M. Isenberg

Date: March 14, 2006

2